Exhibit 3.1

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

ADIENT PUBLIC LIMITED COMPANY

(Adopted by Special Resolution on September 27, 2016)

A & L Goodbody

Solicitors

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

ADIENT PUBLIC LIMITED COMPANY

1.                                      The name of the Company is Adient public limited company.

2.                                      The Company is a public limited company for the purposes of Part 17 of the Companies Act 2014.

3.                                      The objects for which the Company is established are:

3.1

3.1.1                                                  To carry on all or any of the businesses of producers, designers, manufacturers, servicers, buyers, sellers, and distributing agents of and dealers in all kinds of industrial and commercial goods, products, merchandise, services, solutions and real and personal property of every class and description, including automotive seating and interiors; and to do all things usually dealt in by persons carrying on any of the abovementioned businesses or likely to be required in connection with any of the said businesses.

3.1.2                                                  To carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatsoever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on, in all its branches, the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed necessary or appropriate by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2                               To invest (including long-term investments in, and acquisitions of, the shares or other securities or ownership interests in other companies) any monies of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.3                               To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

3.4                               To acquire and hold shares and stocks of any class or description, debentures, debenture stocks, bonds, bills, mortgages, obligations, investments, partnership interests, limited partnership interests, trust interests, membership interests and other securities or ownership interests of all descriptions and of any kind issued or guaranteed by any company or undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, state, dominion, colony, sovereign ruler, commissioners, trust, public, municipal, local or other authority or body of whatever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estates, mortgages, reversions, assurance policies, contingencies and choses in action.

3.5                               To remunerate by cash payments or allotment of shares or securities or other ownership interests (including rights to acquire shares or securities or other ownership interests) of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any parent or subsidiary body corporate whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.6                               To purchase for investment property of any tenure and any interest therein, and to make advances upon the security of land or other similar property or any interest therein.

3.7                               To acquire by purchase, exchange, lease, fee, farm grant or otherwise, either for an estate in fee simple or for any less estate or other estate or interest, whether immediate or reversionary and whether vested or contingent, any lands, tenements or hereditaments of any tenure, whether subject or not to any charges or encumbrances, and to hold, farm, work and manage and to let, sublet, mortgage or charge land and buildings of any kind, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject or not to any mortgage, charge, ground rent or other rents or encumbrances.

3.8                               To erect or secure the erection of buildings or other structures of any kind with a view of occupying or letting them or otherwise utilising them and to enter into any contracts or leases and to grant any licences necessary to effect the same.

3.9                               To maintain and improve any lands, tenements or hereditaments acquired by the Company or in which the Company is interested, in particular by decorating, maintaining, furnishing, fitting up and improving houses, shops, flats, maisonettes and other buildings and structures and to enter into contracts and arrangements of all kinds with tenants and others.

3.10                        To sell, exchange, mortgage (with or without power of sale), assign, turn to account or otherwise dispose of and generally deal with the whole or any part of the property, shares, stocks, securities, estates, rights or undertakings of the Company, real property, chattels real or personal, movable or immovable, either in whole or in part.

3.11                        To take part in the management, supervision, or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants, or other experts or agents to act as consultants, supervisors and agents of other companies or undertakings and to provide managerial, advisory, technical, design, purchasing and selling services and any other services deemed appropriate by the Company.

3.12                        To make, draw, accept, endorse, negotiate, issue, execute, discount and otherwise deal with bills of exchange, promissory notes, letters of credit, circular notes, and other negotiable or non-negotiable or transferable or non-transferrable instruments.

3.13                        To redeem, purchase, or otherwise acquire in any manner permitted by law any shares in the Company’s capital or other securities or ownership interests of any kind issued by the Company.

3.14                        To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, or by any other method whatsoever, the performance of the obligations of, and the repayment or payment of the principal amounts of and the premiums, interest, dividends and other amounts due on or with respect to any security of any person, firm or company, including any company which is for the time being the Company’s holding company (as defined by section 8 of the Companies Act 2014) or subsidiary (as defined by section 7 of the

Companies Act 2014) or another subsidiary as defined by the said section of the Company’s holding company (as defined by section 8 of the Companies Act 2014) or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

3.15                        To lend the funds of the Company with or without security and at interest or free of interest.

3.16                        To raise or borrow or secure the payment of money, including by the issue of bonds, debentures or debenture stock, perpetual or redeemable, or by mortgage, charge, lien or pledge upon the whole or any part of the undertaking, property, assets or rights of the Company, present or future, including its uncalled capital and generally in any other manner as the directors shall from time to time determine and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing and to guarantee any or all of the liabilities of the Company, any other company or any other person, and any debentures, debenture stock or other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, transfer, drawings, allotments of shares, attending and voting at general meetings of the Company, appointment of directors and otherwise.

3.17                        To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company’s assets to specific purposes, either conditionally or unconditionally, and to admit any class or section of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company’s business or to any other special rights, privileges, advantages or benefits.

3.18                        To reduce the share capital of the Company in any manner permitted by law.

3.19                        To make gifts or grant bonuses to officers or other persons who are or have been in the employment of the Company and to allow any such persons to have the use and enjoyment of such property, chattels or other assets belonging to the Company upon such terms as the Company shall think fit.

3.20                        To establish and maintain or procure the establishment and maintenance of any pension or superannuation fund (whether contributory or otherwise) for the benefit of and to give or procure the giving of donations, gratuities, pensions, annuities, allowances, emoluments or charitable aid to any persons who are or were at any time in the employment or service of the Company or any of its predecessors in business, or of any company which is a subsidiary of the Company or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid may be interested and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons, and to make payments towards insurance and assurance and to form and contribute to provident and benefit funds for the benefit of any such persons and to remunerate any person, firm or company rendering services to the Company or of any company which is a subsidiary of the Company, whether by cash payment, gratuities, pensions, annuities, allowances, emoluments or by the allotment of shares or securities of the Company credited as paid up in full or in part or otherwise.

3.21                        To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns, undertakings, assets, property or rights.

3.22                        To insure the life of any person who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill, or influence or otherwise and to pay the premiums on such insurance.

3.23                        To distribute either upon a distribution of assets or division of profits among the Shareholders of the Company in kind any property of the Company, and in particular any shares, debentures or securities of other companies belonging to the Company or of which the Company may have the power of disposing.

3.24                        To give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, or, where the Company is a subsidiary company, in its holding company.

3.25                        To do and carry out all or any of the foregoing or following objects in any part of the world and either as principals, agents, contractors, trustees or otherwise, and either by or through agents, trustees or otherwise and either alone or in partnership or in conjunction with any other company, firm or person, provided that nothing herein contained shall empower the Company to carry on the business of insurance.

3.26                        To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, trademarks, trade names, copyrights, industrial designs, know-how, concessions and other forms of intellectual property rights and the like conferring any exclusive or non-exclusive or limited or contingent rights to use, or any secret or other information as to any invention or process of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired.

3.27                        To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company.

3.28                        To acquire and undertake the whole or any part of the undertaking, business, property and liabilities of any person or company.

3.29                        To adopt such means of making known the Company and its products and services as may seem expedient.

3.30                        To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

3.31                        To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

3.32                        To amalgamate with, merge with or otherwise become part of or associated with any other company or association in any manner permitted by law.

3.33                        To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.34                        To receive voluntary dispositions of all or any part of the undertakings, properties, assets or rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.35                        To do and carry out all such other things, except the issuing of policies of insurance, as may be deemed by the Company capable of being carried on in connection with the above objects or any of them or calculated to enhance the value of or render profitable any of the Company’s undertakings, properties, assets or rights.

And it is hereby declared that (i) the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects and shall not be in anyway limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and (ii) any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

4.                                      The liability of each Shareholder is limited to the amount from time to time unpaid on such Shareholder’s Shares.

5.                                      The authorised share capital of the Company is 25,000 Euro Deferred Shares of €1.00 each, 500,000,000 Ordinary Shares of US$0.001 each and 100,000,000 Preferred Shares of $0.001 each.

6.                                      The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended Articles of Association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto, such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s Memorandum and Articles of Association for the time being.

7.                                      Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

ADIENT PUBLIC LIMITED COMPANY

(Adopted by Special Resolution dated September 27, 2016)

PRELIMINARY

1.                                      Sections 43(2), 43(3), 77 to 81, 83(3), 95(1), 96(2) to (11), 124, 125, 126(2) to (8), 144(3), 144(4), 148(2), 158 to 165, 178(2), 180(5), 181(1), 181(6), 182(2), 182(5), 183(3), 186(c), 186(f), 187, 188, 218(3) to (5), 229, 230, 338(5), 338(6), 618(1)(b), 620(8), 1090, 1092 and 1113 of the Act shall not apply to the Company. In the event that any provision of these Articles conflicts with, or is inconsistent with, any “optional provision” as defined by Section 1007(2) of the Act, the Articles shall prevail.

2.                                      Definitions:   In these articles, unless the context otherwise requires:

“Act”	means the Companies Act 2014 and every statutory modification, replacement and re-enactment thereof for the time being in force;

“Address”	includes, without limitation, any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“Adoption Date”	means the date of adoption of these Articles.

“Articles” or “Articles of Association”	means these articles of association of the Company, as amended from time to time.

“Assistant Secretary”	means any person appointed by the Board or the Secretary from time to time to assist the Secretary.

“Auditors”	means the persons for the time being performing the duties of auditors of the Company.

“Board”	means the board of directors for the time being of the Company.

“clear days”	means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Company”	means the above-named company.

“Court”	means the Irish High Court.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes final dividends, interim dividends and bonus dividends.

“electronic communication”	shall have the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature”	shall have the meaning given to those words in the Electronic Commerce Act 2000.

“Enterprise”

means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which a person is or was serving at the request of the Company.

“Ireland”	means Ireland excluding Northern Ireland and all references to the State will be construed as meaning references to Ireland.

“Memorandum”	means the memorandum of association of the Company as amended from time to time by Special Resolution.

“month”	means a calendar month.

“Official”	means a director, officer, secretary, employee, trustee, agent, partner, managing member, fiduciary or other official of the Company or another Enterprise.

“Ordinary Resolution”	means an ordinary resolution of the Company’s Shareholders within the meaning of section 191 of the Act.

“paid-up”	means paid-up as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up.

“Redeemable Shares”	means redeemable shares within the meaning of section 64(1) of the Act.

“Register”

means the register of Members of the Company maintained by or on behalf of the Company, in accordance with section 169 of the Act and includes (except where otherwise stated) any duplicate Register of Members.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the seal of the Company, if any, and includes every duplicate seal.

“Secretary”	means the person appointed by the Board to perform any or all of the duties of secretary of the Company and includes an Assistant Secretary and any person appointed by the Board or the Secretary to perform the duties of secretary of the Company, in each case, when acting in the capacity of the secretary of the Company.

“Share” and “Shares”	means a share or shares in the capital of the Company.

“Shareholder”	means a person who has agreed to become a member of the Company and whose name is entered in the Register as a registered holder of Shares;

“Special Resolution”	means a special resolution of the Company’s Shareholders within the meaning of section 191 of the Act.

3.                                      Interpretation: In these Articles:

(a)                                 words importing the singular number include the plural number and vice-versa;

(b)                                 words importing the masculine gender include the feminine gender;

(c)                                  words importing persons include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Ireland or elsewhere;

(d)                                 “written” and “in writing” include all modes of representing or reproducing words in visible form, including electronic communication;

(e)                                  references to a company include any body corporate or other legal entity, whether incorporated or established in Ireland or elsewhere;

(f)                                   references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time with the exception of references to the provisions of the Act which shall be construed as references to the Act as amended, modified, re-enacted or replaced at the date on which these Articles are adopted and become binding on the Company;

(g)                                  any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)                                 reference to “officer” or “officers” in these Articles means any executive that has been designated by the Company as an “officer” and, for the avoidance of doubt, shall not have the meaning given to such term in the Act and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the Act.

(i)                                     headings are inserted for reference only and shall be ignored in construing these Articles; and

(j)                                    references to US$, USD, $ or dollars shall mean United States dollars, the lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland.

SHARE CAPITAL; ISSUE OF SHARES

4.                                      The authorised share capital of the Company is 25,000 Euro Deferred Shares of €1.00 each, 500,000,000 Ordinary Shares of US$0.001 each and 100,000,000 Preferred Shares of $0.001 each.

5.                                      Subject to the provisions of these Articles relating to new Shares, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its Shareholders, but so that no Share shall be issued at a discount save in accordance with sections 71(4) of the Act, and so that, in the case of Shares offered to the public for subscription, the amount payable on application on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon.

6.                                      The Directors are, for the purposes of section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of Company’s authorised share capital as at the date of adoption of these Articles and to allot and issue any Shares purchased or redeemed by or on behalf of the Company pursuant to the provisions of Chapter 5 of Part 17 of the Act and held as treasury shares and this authority shall expire five years from the date of adoption of these Articles.

7.                                      The Directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Act to allot equity securities within the meaning of the said section 1023 for cash pursuant to the authority conferred by Article 6 as if section 1022 of the Act did not apply to any such allotment. The Company may before the expiry of the authorities conferred by Articles 6 and/or 7 make an offer or agreement which would or might require relevant securities (as defined in section 1021 of the Companies Act) and/or equity securities (as defined in section 1023 of the Companies Act), as the case may be, to be allotted after such expiry and the Directors may allot relevant securities and/or equity securities in pursuance of such an offer or agreement as if the authorities conferred by Articles 6 and/or 7 had not expired.

8.                                      Without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares, any Share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

9.                                      The Board is authorised to issue all or any of the authorised but unissued Preferred Shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including (but not limited to) the authority to provide that any such class or series may be:

(1)                                 redeemable at the option of the Company, or the holders or both, with the manner of redemption to be set by the Board, and redeemable at such time or times, including upon a fixed date, and at such price or prices as the Board may determine;

(2)                                 entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times as the Board may determine, and which may be payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series as the Board may determine;

(3)                                 entitled to such rights upon the dissolution of, or upon any distribution of the assets of the Company as the Board may determine; or

(4)                                 convertible into, or exchangeable for, shares of any other class or classes of shares, or any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine.

The Board may at any time before the allotment of any preferred share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions or vary or revoke the designations of such preferred shares. The rights conferred upon the holder of any pre-existing Shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of preferred shares in accordance with this Article 9.

The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for the shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and, subject to the provisions of the Act and to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also on any issue of Shares pay such brokerage as may be lawful.

ORDINARY SHARES

10.                               The rights and restrictions attaching to the Ordinary Shares shall be as follows:

(1)                                 subject to the right of the Company to set record dates for the purpose of determining the identity of Shareholders entitled to notice of and/or vote at a general meeting and any rules or regulations applicable to the conduct of any general meeting of the Company, the right to attend and speak at any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

(2)                                 the right to participate pro rata in all dividends declared by the Company with respect to the Ordinary Shares; and

(3)                                 the right, in the event of the Company’s winding up, to participate pro rata with all other holders of Ordinary Shares in the total assets of the Company.

The rights attaching to the Ordinary Shares shall be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with Article 9.

11.                               An Ordinary Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company or any subsidiary of the Company (including any agent or broker acting on behalf of the Company (or its subsidiary)) and any third party pursuant to which the Company (or its subsidiary) acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from the relevant third party. In these circumstances, the acquisition of such shares by the Company (or its subsidiary), save where acquired for nil consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with Part 17 of the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share.

12.                               All Ordinary Shares shall rank pari passu with each other in all respects.

EURO DEFERRED SHARES

13.                               The holders of the Euro Deferred Shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at any general meeting of the Company.  On a return of assets, whether on liquidation or otherwise, the Euro Deferred Shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares and the holders of the Euro Deferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.

14.                               The Special Resolution adopting these Articles passed on the Adoption Date shall be deemed to confer irrevocable authority on the Company at any time after the Adoption Date:

(1)                                 to acquire all or any of the fully paid Euro Deferred Shares otherwise than for valuable consideration in accordance with section 102 of the Act and without obtaining the sanction of the holders thereof;

(2)                                 to appoint any person to execute on behalf of the holders of the Euro Deferred Shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;

(3)                                 to cancel any acquired Euro Deferred Shares;

(4)                                 pending such acquisition and/or transfer and/or cancellation, to retain the certificate (if any) for such Euro Deferred Shares.

15.                               In accordance with section 1040 of the Act the Company shall, not later than three years after any acquisition by it of any Euro Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are required to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Act including passing resolutions in accordance with section 1040(5) of the Act.

16.                               Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Euro Deferred Shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with this Article 13-16 (inclusive) shall constitute a variation or abrogation of the rights or privileges attached to the Euro Deferred Shares, and accordingly the Euro Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof.  The rights conferred upon the holders of the Euro Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

TRANSFER OF SHARES

17.                               All transfers of Shares shall be effected by an instrument of transfer in such form as the Board may approve.  All instruments of transfer must be left at the registered office or at such other place as the Board may appoint and all such instruments of transfer shall be retained by the Company.

18.                               The instrument of transfer shall be executed by or on behalf of the transferor. The instrument of transfer of any Share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor provided that in the case of execution by facsimile signature by or on behalf of a transferor, the Board shall have previously been provided with a list of specimen signatures of the authorised signatories of such transferor and the Board shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures.  The instrument of transfer need not be signed by the transferee.

19.                               The instrument of transfer of any Share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary or any such person that the Secretary or an Assistant Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary or an Assistant Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Shareholders in the share capital of the Company, for the purposes of ensuring consistency between the Company’s register of members and the records of the Company’s transfer agent. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, the date of the agreement to transfer Shares, shall, once executed by the transferor or the Secretary or Assistant Secretary or the relevant nominee as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of section 94 of the Act. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

20.                               The Company, at its absolute discretion and insofar as the Act or any other applicable law permits, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares and (iii) to claim a first and paramount lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid.

21.                               Notwithstanding the provisions of these Articles and subject to any regulations made under section 1086 of the Act, title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 1086 of the Act or any regulations made thereunder. The Directors shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

22.                               The Board may in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any Share which is not a fully paid Share. The Board may also, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any Share unless:

(1)                                 the instrument of transfer is fully and properly completed and is lodged with the Company accompanied by the certificate for the Shares (if any) to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(2)                                 the instrument of transfer is in respect of only one class of Shares;

(3)                                 a registration statement under the United States Securities Act of 1933 is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration;

(4)                                 the instrument of transfer is properly stamped (in circumstances where stamping is required);

(5)                                 in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;

(6)                                 it is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

(7)                                 it is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

23.                               If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

24.                               The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by a competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

25.                               Upon every transfer of Shares the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate may be issued without charge to the transferee in respect of the Shares transferred to her, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to him without charge. The Company shall also retain the instrument(s) of transfer.

REDEMPTION AND REPURCHASE OF SHARES

26.                               Subject to the provisions of Chapter 6 of Part 3 and Chapter 5 of Part 17 of the Act and the other provisions of this Article 26, and without prejudice to Article 9, the Company may:

(1)                                 pursuant to section 66(4) of the Act, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as may be determined by the Board;

(2)                                 redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares and re-issue such treasury shares (as defined by section 106(1) of the Act) as Shares of any class or classes or cancel them;

(3)                                 subject to or in accordance with the provisions of the Act and without prejudice to any relevant special rights attached to any class of Shares, pursuant to section 105 and Chapter 5 of Part 17 of the Act, acquire any of its own Shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Shareholders or Shareholders of the same class) and may cancel any Shares so acquired or hold them as treasury shares (as defined by section 106(1) of the Act) and may re-issue any such Shares as Shares of any class or classes or cancel them; or

(4)                                 convert any of its Shares into Redeemable Shares. provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in section 1071(b) of the Act. No resolution of Shareholders, whether special or otherwise, shall be required to be passed to convert any of the Company’s Shares into Redeemable Shares.

27.                               The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Act.

28.                               The holder of the Shares being redeemed or purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

29.                               Without prejudice to the authority conferred on the Directors pursuant to Article 9 to issue Preferred Shares in the capital of the Company, if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may be varied or abrogated with the consent in writing of the holders of a majority of the issued Shares of that class or series entitled to vote on such variation or abrogation, or with the sanction of an Ordinary Resolution passed at a general meeting of the holders of the Shares of that class or series.

30.                               The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to every such general meeting of the holders of one class or series of Shares except that the necessary quorum shall be one or more persons holding or representing by proxy at least a majority of the issued Shares of the class or series.

31.                               The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by (i) the creation or issue of further Shares ranking pari passu therewith; (ii) a purchase or redemption by the Company of its own Shares; or (iii) the creation or issue for value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them.

32.                               For the avoidance of doubt, the issue, redemption or purchase of any of the 25,000 Euro Deferred Shares of €1.00 each or the 100,000,000 Preferred Shares of US$0.001 each shall not constitute a variation of the rights of the holders of Ordinary Shares and the issue of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class or series of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class or series of Preferred Shares.

GENERAL MEETINGS

33.                               The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Act.

34.                               The Board may, whenever it thinks fit, and shall, on the requisition in writing of Shareholders holding such number of Shares as is prescribed by, and made in accordance with, the Act, convene a general meeting in the manner required by the Act. All general meetings other than annual general meetings shall be called extraordinary general meetings. Where any provision of the Act confers rights on the members of a company to convene a general meeting without first directing the board of directors to convene a general meeting and expresses such rights to apply save where a company’s articles of association or constitution provides otherwise, such rights shall not apply to the Shareholders of the Company.

35.                               The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to section 176 of the Act, all general meetings may be held outside of Ireland.

36.                               Each general meeting shall be held at such time and place as specified in the notice of meeting. Subject to section 176 of the Act, the Board may convene a general meeting wherever it thinks fit.

37.                               The Board may authorise the Secretary to postpone or cancel any general meeting called in accordance with the provisions of these Articles (other than a meeting requisitioned by the members in accordance with the Act or the postponement or cancellation of which would be contrary to the Act, law or a court order pursuant to the Act) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement is given to each Shareholder before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with the provisions of these Articles.

PROCEEDINGS AT GENERAL MEETINGS

38.                               No business shall be transacted at any general meeting unless a quorum is present.  One or more Shareholders present in person or by proxy (whether or not such Shareholder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) holding not less than a majority of the issued and outstanding Ordinary Shares of the Company entitled to vote at the meeting in question shall be a quorum.

39.                               If within 15 minutes (or such longer time not exceeding one hour as the Chairperson of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting (i) if convened on the requisition of

Shareholders, shall be dissolved; and (ii) in any other case, shall stand adjourned to the same day in the next week or to such other day and at such other time and place as the Chairperson (or, in default, the Board) may, subject to the provisions of the Act, determine. If at such adjourned meeting a quorum is not present within 15 minutes after the time appointed for holding it the adjourned meeting shall be dissolved.

40.                               If the Board wishes to make this facility available to Shareholders for a specific or all general meetings of the Company, a Shareholder may participate in any general meeting of the Company, by means of a telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.

41.                               Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.

42.                               The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within one hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting or if all of the Directors present decline to take the chair, then the Shareholders present shall choose one of their own number to be Chairman of the meeting.

43.                               The Chairman of the meeting may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished, or which might have be transacted, at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

44.                               Subject to the Act, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

(1)                                 it is specified in the notice of meeting; or

(2)                                 it is proposed by or at the direction of the Board; or

(3)                                 it is proposed at the direction of the Court; or

(4)                                 it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, section 178 of the Act; or

(5)                                 the Chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

45.                               No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

46.                               If the Chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the Chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

47.                               Except where a greater majority is required by the Act or these Articles, any question proposed for a decision of the Shareholders at any general meeting of the Company or a decision of any class of Shareholders at a separate meeting of any class of Shares shall be decided by an Ordinary Resolution.

48.                               At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. The Board or the Chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

49.                               A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time, not being more than ten days from the date of the meeting or adjourned meeting at which the vote was taken, as the Chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

50.                               No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll a Shareholder entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

51.                               If authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic submission has been authorised by the Shareholder or proxy.

52.                               The Board may adopt such rules, regulations and procedures for the conduct of any meeting of the Shareholders as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the Board, the Chairman of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the Chairman of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) contain limitations on attendance at or participation in the meeting to Shareholders of record of the Company, their duly authorised proxies or such other persons as the Chairman of the meeting shall determine, (iv) contain restrictions on entry to the meeting after the time fixed for its commencement and (v) limit the time allotted to Shareholder questions or comments.

VOTES OF MEMBERS

53.                               Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Shareholder of record present in person or by proxy shall have one vote for each Share registered in his name in the Register.

54.                               In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

55.                               A Shareholder of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

56.                               No Shareholder shall be entitled to vote at any general meeting unless he is registered as a Shareholder on the record date for such meeting.

57.                               No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

58.                               Votes may be given either personally or by proxy. A Shareholder may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint a proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy.

PROXIES AND CORPORATE REPRESENTATIVES

59.                               Every Shareholder entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy or corporate representative shall be in such form and may be accepted by the Company at such place and at such time as the Board or the Secretary shall from time to time determine.

60.                               Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Shareholder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Shareholder.

61.                               Any body corporate which is a Shareholder of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual Shareholder of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

62.                               An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

63.                               Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a Shareholder from attending and voting at the meeting or at any adjournment thereof which attendance and voting will automatically cancel any proxy previously submitted.

64.                               An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

65.                               A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the Share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no direction in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office, at least one hour before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts; PROVIDED, HOWEVER, that where such direction is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

DIRECTORS

66.                               The number of Directors on the Board shall be fixed from time to time solely by the Board, provided,however, that in no case shall the number fixed by the Board be less than 2 nor more than 12.

DIRECTORS’ AND OFFICERS’ INTERESTS

67.                               A Director or an officer of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 231 of the Act, declare the nature of his interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he is or has become so interested or (b) by providing a general notice to the Directors declaring that he is a director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.

68.                               A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

69.                               A Director may act by himself or his firm in a professional capacity for the Company (other than as its Auditors) and he or his firm shall be entitled to remuneration for professional services as if he was not a Director.

70.                               A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Shareholder of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Shareholder of such other company; provided that he has declared the nature of his position with, or interest in, such company to the Board in accordance with Article 67.

71.                               No person shall be disqualified from the office of Director or from being an officer of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or officer of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director or officer of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director or officer of the Company holding office or of the fiduciary relation thereby established; provided that:

(1)                                 he has declared the nature of his interest in such contract or transaction to the Board in accordance with Article 67; and

(2)                                 the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

72.                               A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he is interested and he shall be at liberty to vote in respect of any contract, transaction or arrangement in which he is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him in accordance with Article 67 at or prior to its consideration and any vote thereon.

73.                               For the purposes of Article 67:-

(1)                                 a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

(2)                                 an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of her; and

(3)                                 a copy of every declaration made and notice given under Article 67 shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or Shareholder of the Company at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

POWERS AND DUTIES OF DIRECTORS

74.                               The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles and to the provisions of the Act. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

75.                               The Board shall have the power to appoint and remove executives in such terms as the Board sees fit and to give such titles and responsibilities to those executives as it sees fit.

76.                               The Company may exercise the powers conferred by section 44 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

77.                               Subject as otherwise provided with these Articles, the Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as directors or officers of such other company or providing for the payment of remuneration or pensions to the directors or officers of such other company.

78.                               All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

79.                               The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another body corporate in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

80.                               The Board may exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

81.                               The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other company as aforesaid or its Shareholders, and payments for or towards the issuance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this Article 81, subject only, where the Act require, to disclosure to the Shareholders and the approval of the Company in general meeting.

82.                               The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the specific delegation provisions contained in the Articles shall not limit the general powers conferred by these Articles.

DELEGATION OF THE BOARD’S POWERS

83.                               The Board may delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors and (if thought fit) one or more other persons.  The Board may also delegate to any Director, officer or member of the management of the Company or any of its subsidiaries such of its powers as it considers desirable to be exercised by him. The Board may also designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. Each committee shall keep regular minutes and report to the Board when required.

84.                               The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.

85.                               The Board may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in her.

EXECUTIVE OFFICERS

86.                               The Board may elect any Director as Chairman of the Board and determine the period for which he or she is to hold office.  In addition to the Chairman, the Directors and the Secretary, the Company may have such officers as the Board may from time to time determine.

PROCEEDINGS OF DIRECTORS

87.                               Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote.

88.                               Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

89.                               A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least 24 hours’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held and provided further if notice is given in person, by telephone, facsimile or email the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

90.                               The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed shall be one.

91.                               Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the telephone call or similar communication was initiated.

92.                               A resolution or other document in writing (in electronic form or otherwise), signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors, shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of

Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the content of documents.

RESIGNATION AND DISQUALIFICATION AND REMOVAL OF DIRECTORS

93.                               The office of a Director shall be vacated ipso facto:

(1)                                 on the death of a Director; or

(2)                                 if he resigns his office, on the date on which notice of his resignation is delivered to the Registered Office or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

(3)                                 on him being prohibited by law from being a Director; or

(4)                                 on him ceasing to be a Director by virtue of any provision of the Act.

94.                               The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 146 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

APPOINTMENT OF DIRECTORS

95.                               At every annual general meeting of the Company, all of the Directors who wish to continue as directors of the Company shall stand for re-election. A Director who does not stand for such re-election or who fails to be re-elected at such a meeting shall retain office until the close of that meeting (including any adjournment thereof).

96.                               Notwithstanding any other provision of these Articles, the Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed the number fixed by or in accordance with these Articles as the maximum number of Directors. A Director so appointed shall hold office until the next election of directors and until his successor shall be elected.

97.                               Alternate Directors:

(1)                                 Any Director may appoint by writing under his hand any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors.

(2)                                 An alternate Director shall be entitled, subject to his giving to the Company an address, to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor  as a Director (other than the right to appoint an alternate hereunder).

(3)                                 Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.  The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

(4)                                 A Director may revoke at any time the appointment of any alternate appointed by him.  If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine but if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

(5)                                 Any appointment or revocation pursuant to this Article 97 may be sent by delivery, post, cable, facsimile, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director making such appointment or revocation or in any other manner approved by the Directors.

THE SEAL

98.                               The Company may, if the Board so determines, have a Seal (including any official seals kept pursuant to the Act) which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or Assistant Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

99.                               The Company may have for use in any place or places outside Ireland, a duplicate Seal or Seals each of which shall be a duplicate of the Seal of the Company except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and if the Board so determines, with the addition on its face of the name of every place where it is to be used.

DIVIDENDS AND CAPITALISATION

100.                        The Company in general meeting may by ordinary resolution declare dividends, but no dividends shall exceed the amount recommended by the Board. Subject to the Act, the Board may, from time to time, pay such interim dividends as appear to it to be justified by the profits of the Company available for distribution. The Board may direct that any dividend declared by the Company in general meeting or by the Board in accordance with these Articles may be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient, and in particular may issue fractional certificates or ignore fractions, fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholders upon the footing of the value so fixed, in order to adjust the rights of all the parties, and vest any such specific assets in trustees as may seem expedient to the Board. Subject to the Act, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore and in any currency chosen at its discretion.

101.                        Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors’ authority to issue and allot Shares under these Articles, the Directors may:

(1)                                 resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve, profit and loss account or any undenominated capital), whether or not available for distribution;

(2)                                 appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, or partly in one way and partly in the other, to the Shareholders (or as the Board of may direct) in those proportions, but the share premium account, the capital redemption reserve, any undenominated capital and profits that are not available for distribution may, for the purposes of this Article 101, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(3)                                 make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

(4)                                 authorise a person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those Shareholders;

(5)                                 generally do all acts and things required to give effect to the resolution; and

(6)                                 any such capitalisation will not require approval or ratification by the Shareholders of the Company.

ACCOUNTS

102.                        The Directors shall cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

(1)                                 correctly record and explain the transactions of the Company;

(2)                                 will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(3)                                 will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Act;

(4)                                 will record all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company; and

(5)                                 will enable the financial statements of the Company to be readily and properly audited.

103.                        Adequate accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its Shareholders or persons nominated by any Shareholder. The Company may meet, but shall be under no obligation to meet, any request from any of its Shareholders to be sent additional copies of its full report and financial statements or summary financial statement or other communications with its Shareholders.

104.                        The financial statements shall be kept at the registered office of the Company or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

105.                        Adequate accounting records shall not be deemed to be kept as required by Articles 102 and 103, if there are not kept such adequate accounting records as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

106.                        In accordance with the provisions of the Act, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and financial statements as may be required by law.

107.                        A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one clear days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the Address of the recipient notified to the Company by the recipient for such purposes.

AUDIT

108.                        Auditors shall be appointed and their duties regulated in accordance with Sections 380 to 385 of the Act or any statutory amendment thereof, any other applicable law and such requirements not inconsistent with the Act as the Board may from time to time determine.

109.                        The Company in general meeting may approve the remuneration of the Auditors, but the remuneration of the statutory auditors shall not exceed that which is authorised by the Board.

NOTICES

110.                        Any notice to be given, served, sent or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).

111.                        A notice or document to be given, served, sent or delivered in pursuance of these Articles may be given to, served on or delivered to any Shareholder by the Company:

(1)                                 by handing same to their authorised agent;

(2)                                 by leaving the same at their registered address;

(3)                                 by sending the same by the post in a pre-paid cover addressed to their registered address; or

(4)                                 by sending, with the consent of the Shareholder to the extent required by law, the same by means of electronic mail or other means of electronic communication approved by the Directors, to the Address of the Shareholder notified to the Company by the Shareholder for such purpose (or if not so notified, then to the Address of the Shareholder last known to the Company).

112.                        For the purposes of these Articles and the Act, a document shall be deemed to have been sent to a Shareholder if a notice is given, served, sent or delivered to the Shareholder and the notice specifies the website or hotlink or other electronic link at or through which the Shareholder may obtain a copy of the relevant document.

113.                        Where a notice or document is given, served or delivered pursuant to Articles 111(1) or 111(2), the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Shareholder or his authorised agent, or left at his registered address (as the case may be).

114.                        Where a notice or document is given, served or delivered pursuant to Article 111(3) the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

115.                        Where a notice or document is given, served or delivered pursuant to Article 111(4), the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 48 hours after despatch.

INDEMNITY

116.                        Subject to the provisions of and so far as may be admitted by the Act, every current and former Director and Secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

117.                        As far as permissible under the Act, the Company shall indemnify any current or former  Official (excluding any Director or Secretary of the Company in respect only of their role as Director or Secretary of the Company) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Enterprise in respect of which the Official serves or has served as an Official, to which he or she was, is, or is threatened to be, made a party by reason of the fact that he or she is or was such an  Official, provided always that the indemnity contained in this Article 117 shall not extend to any matter which would render it void pursuant to the Act.

118.                        In the case of any threatened, pending or completed action, suit or proceeding by or in the right of an Enterprise in respect of which a current or former Official serves or has served, the Company shall indemnify, to the fullest extent permitted by the Act, each person indicated in Article 117 against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the relevant Enterprise unless and only to the extent that the Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

119.                        As far as permissible under the Act, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in this Articles 116-118 (inclusive) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the Director, Secretary, Official,  or other indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised by these Articles.

120.                        It being the policy of the Company that indemnification of the persons specified in this Articles 116-122 (inclusive) shall be made to the fullest extent permitted by law, the indemnification provided by such Articles shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, Articles, any agreement, any insurance purchased by the Company, any vote of Shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, (b) of the power of  any  Enterprise to indemnify any Official, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Director, Secretary  or Official, or (c) of any amendments or replacements of the Act which permit for greater indemnification of the persons specified in this Article and any such amendment or replacement of the Act shall hereby be incorporated into these Articles. As used in this Article 120 references to the “Company” include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by these Articles 116-122 (inclusive) shall continue as to a person who has ceased to be a Director, Secretary or Official and shall inure to the benefit of the heirs, executors, and administrators of such a person.

121.                        The Directors shall have power to purchase and maintain for any Director, the Secretary or other officers or employees of the Company insurance against any such liability as referred to in section 235 of the Act and such other insurance in respect of Officials as the Directors deem to be appropriate.

122.                        The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any of its subsidiaries to the fullest extent permitted by law.